Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

800-348-1074, ext. 3333

Carrols Restaurant Group, Inc. Reports

Revenues for the Second Quarter of 2011

Company to Hold Next Conference Call on August 8

Syracuse, New York — (Businesswire) – July 22, 2011 — Carrols Restaurant Group, Inc. (Nasdaq: TAST), the parent company of Carrols Corporation, today reported revenues for the second quarter ended July 3, 2011. The Company also reported revenues for Fiesta Restaurant Group, Inc., an indirect wholly-owned subsidiary of Carrols Restaurant Group that operates the Pollo Tropical and Taco Cabana restaurant businesses. Carrols Restaurant Group previously announced that it plans to spin-off Fiesta Restaurant Group as a separate public company by the end of this year. Carrols Restaurant Group also set Monday, August 8, 2011 as the date for its next earnings release and conference call.

Total revenues for Carrols Restaurant Group in the second quarter of 2011 were approximately $209.8 million and increased 2.6% from the second quarter of 2010. Restaurant sales for the Company’s Burger King restaurants decreased 5.2% to $88.6 million in the second quarter of 2011 with comparable restaurant sales decreasing 3.6%. Total revenues for Fiesta Restaurant Group were $121.2 million and increased 9.2% from the second quarter of 2010. Pollo Tropical revenues increased 12.5% to $52.6 million including an increase in comparable restaurant sales of 10.7%. Taco Cabana revenues increased 6.9% to $68.6 million including an increase in comparable restaurant sales of 4.5%.

During the second quarter of 2011, the Company opened two Taco Cabana restaurants and closed one Taco Cabana restaurant. It also acquired one Burger King restaurant and closed two Burger King restaurants.

The Company will release second quarter 2011 financial results on Monday, August 8, 2011 after the stock market closes. A conference call will follow at 4:30 PM ET and will be webcast live from the Company’s website at www.carrols.com under the investor relations section.

The conference call can be accessed live over the phone by dialing 877-941-8416 or for international callers by dialing 480-629-9808. A replay will be available one hour after the call and can be accessed by dialing 800-406-7325 or for international callers by dialing 303-590-3030; the passcode is 4459726. The replay will be available until Monday, August 15, 2011.

Because of the recent conclusion of the second quarter ended July 3, 2011, revenue data presented above are preliminary in nature and based on information available to us as of the date of the release. Investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided.

About the Company

Carrols Restaurant Group, Inc., operating through its subsidiaries, including Carrols Corporation and Fiesta Restaurant Group, is one of the largest restaurant companies in the United States. The Company operates three restaurant brands in the quick-casual and quick-service restaurant segments with 550 company-owned and operated restaurants in 16 states as of July 3, 2011, and 35 franchised restaurants in the United States, Puerto Rico, Ecuador, Honduras, Trinidad, the Bahamas and Venezuela. Carrols Restaurant Group, through its indirect wholly-owned subsidiary of Fiesta Restaurant Group owns and operates two Hispanic Brand restaurant businesses, Pollo Tropical and Taco Cabana. Carrols Restaurant Group is also the largest Burger King franchisee, based on number of restaurants, and has operated Burger King restaurants since 1976.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans, (including, without limitation, the Company's consideration of a potential spin-off transaction) are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s and Carrols Corporation’s filings with the Securities and Exchange Commission.